EXHIBIT(A)(5)

                           OFFER TO PURCHASE FOR CASH
                             UP TO 375,000 SHARES OF
                            SONOMAWEST HOLDINGS, INC.
                       COMMON STOCK AT $8.00 NET PER SHARE
                                       BY
                            SONOMAWEST HOLDINGS, INC.

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     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., PACIFIC TIME, ON
FEBRUARY 15, 2001 UNLESS THE OFFER IS EXTENDED.
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                                 January 8, 2001

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated January 8, 2001 (the "Offer to Purchase") and the Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the Offer by SonomaWest Holdings, Inc., a California corporation (the "Company"), to purchase up to 375,000 shares of its common stock, no par value (the "Shares"), at a purchase price of $8.00 per Share net to the seller in cash without interest thereon and subject to reduction for any applicable federal backup or other withholding or stock transfer taxes, upon the terms and subject to the conditions set forth in the Offer. In the event more than 375,000 Shares are validly tendered and not withdrawn before the Expiration Date, the company will accept for payment, and thereby purchase, Shares, other than Odd Lots, on a pro rata basis upon the terms and subject to the conditions of the Offer. Shares not purchased because of proration will be returned at the Company's expense to the stockholders who tendered such Shares as soon as practicable after the Expiration Date. The Company reserves the right, in its sole discretion, to purchase more than 375,000 Shares pursuant to the Offer.

     Upon the terms and subject to the conditions of the Offer, if at the Expiration Date more than 375,000 Shares are validly tendered and not withdrawn, the Company will buy Shares first from any person who owned beneficially or of record as of the close of business on January 8, 2001 and who continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares and who validly tenders all their Shares, and then on a pro rata basis from all other stockholders who validly tender Shares (and do not withdraw such Shares prior to the Expiration Date).

     Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available, or who cannot deliver their Share Certificates and all other required documents to Continental Stock Transfer & Trust Company (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in "THE OFFER - 3. Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase.

     We are the holder of record (directly or indirectly) of Shares for your account. A tender of such Shares can be made only by us or our nominees as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal are furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

         Please note the following:

          1. The tender price is $8.00 per Share, net to you in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

          2.   The Offer is being made for up to 375,000 Shares.

          3. Any stock transfer taxes applicable to the sale of Shares to the Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

          4. The Offer, proration period and withdrawal rights will expire at 5:00 p.m., Pacific Time, on February 15, 2001, unless the Offer is extended.

          5. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of: (i) Share Certificates or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Book-Entry Transfer Facility (as described in the Offer to Purchase), pursuant to the procedures set forth in "THE OFFER -
               3. Procedures for Accepting Offer and Tendering Shares" in the Offer to Purchase; (ii) the Letter of Transmittal (or a facsimile(s) thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery; and (iii) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time, depending upon when Share Certificates or confirmations of book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary.

          6. If (i) you owned beneficially or of record as of the close of business on January 8, 2001 and continue to own beneficially or of record as of the Expiration Date an aggregate of fewer than 100 Shares; (ii) you instruct us to tender on your behalf all such Shares prior to the Expiration Date; and (iii) you completed the section entitled "Odd Lots," the Company, upon the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares validly tendered.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below.

     If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer. If you do not instruct us to tender your Shares, they will not be tendered.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Company is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Company becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, the Company will make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Company cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in such state.


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



                                  INSTRUCTIONS
                                 WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                     UP TO 375,000 SHARES OF COMMON STOCK OF
                            SONOMAWEST HOLDINGS, INC.
                                       BY
                            SONOMAWEST HOLDINGS, INC.

     The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase dated January 8, 2001 (the "Offer to Purchase") and the Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the Offer by SonomaWest Holdings, Inc., a California corporation (the "Company"), to purchase up to 375,000 shares of its common stock, no par value (the "Shares"), at a purchase price of $8.00 per Share net to the seller in cash without interest thereon and subject to reduction for any applicable federal backup or other withholding or stock transfer taxes, upon the terms and subject to the conditions set forth in the Offer.

     This will instruct you to tender to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

NUMBER OF SHARES TO BE TENDERED:    _________________________  SHARES

* Unless otherwise indicated, it will be assumed that you instruct us to tender all Shares held by us for your account.

ODD LOTS

     [ ] By checking this box the undersigned represents that the undersigned owned beneficially or of record as of the close of business on January 8, 2001 and continues to own, beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.


SIGN HERE

NAME:----------------------------------------

ADDRESS:-------------------------------------

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SIGNATURE(S):--------------------------------

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